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                          COMMONWEALTH OF PENNSYLVANIA

                                      [CREST]

                               DEPARTMENT OF STATE
                          CERTIFICATE OF INCORPORATION

                   OFFICE OF THE SECRETARY OF THE COMMONWEALTH

               TO ALL TO WHOM THESE PRESENTS SHALL COME, GREETING:


WHEREAS, UNDER THE PROVISIONS OF THE LAWS OF THE COMMONWEALTH, THE SECRETARY OF THE COMMONWEALTH IS AUTHORIZED AND REQUIRED TO ISSUE A "CERTIFICATE OF INCORPORATION" EVIDENCING THE INCORPORATION OF AN ENTITY.

WHEREAS, THE STIPULATIONS AND CONDITIONS OF THE LAW HAVE BEEN FULLY COMPLIED WITH BY PROFESSIONAL BANCORP, INC.


THEREFORE, KNOW YE, THAT SUBJECT TO THE CONSTITUTION OF THIS COMMONWEALTH, AND UNDER THE AUTHORITY OF THE LAWS THEREOF, I DO BY THESE PRESENTS, WHICH I HAVE CAUSED TO BE SEALED WITH THE GREAT SEAL OF THE COMMONWEALTH, DECLARE AND CERTIFY THE CREATION, ERECTION AND INCORPORATION OF THE ABOVE IN DEED AND IN LAW BY THE NAME CHOSEN HEREINBEFORE SPECIFIED.

SUCH CORPORATION SHALL HAVE AND ENJOY AND SHALL BE SUBJECT TO ALL THE POWERS, DUTIES, REQUIREMENTS, AND RESTRICTIONS, SPECIFIED AND ENJOINED IN AND BY THE APPLICABLE LAWS OF THIS COMMONWEALTH.


                                  GIVEN UNDER MY HAND AND THE GREAT SEAL
                                        OF THE COMMONWEALTH, AT THE CITY OF
          [SEAL] HARRISBURG, THIS 23RD DAY OF MAY IN THE YEAR OF OUR LORD ONE THOUSAND NINE HUNDRED AND EIGHTY-NINE AND OF THE COMMONWEALTH THE TWO HUNDRED THIRTEENTH.


                                    /s/ James J. Haggerty
                                  ----------------------------------------------
                                        SECRETARY OF THE COMMONWEALTH
PEPPER HAMILTON & SCHEETZ ESQS
COUNTER                                                                  1509181
                                                                           08940
C  , C 00000-0000                                                      0525-0526

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

DSC8 204 (REV. 81)
                                                       PLEASE INDICATE (CHECK ONE) TYPE CORPORATION:
          ARTICLES OF INCORPORATION               /X/  DOMESTIC BUSINESS CORPORATION

                                                  / /  DOMESTIC BUSINESS CORPORATION                                 FEE
                                                       A CLOSE CORPORATION - COMPLETE BACK                         $75.00
        COMMONWEALTH OF PENNSYLVANIA
   DEPARTMENT OF STATE - CORPORATION BUREAU       / /  DOMESTIC PROFESSIONAL CORPORATION
308 NORTH OFFICE BUILDING, HARRISBURG, PA 17120        ENTER BOARD LICENSE NO.
- ----------------------------------------------------------------------------------------------------------------------------------
010 NAME OF CORPORATION (MUST CONTAIN A CORPORATION INDICATOR UNLESS EXEMPT UNDER 19 P.S. 2908 8)

  PROFESSIONAL BANCORP, INC.
- ----------------------------------------------------------------------------------------------------------------------------------
011 ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX NUMBER NOT ACCEPTABLE)

  C/O CT CORPORATION SYSTEM, 123 SOUTH BROAD STREET
- ----------------------------------------------------------------------------------------------------------------------------------
012 CITY                                          033 COUNTY                     013 STATE                     044 ZIP CODE

  PHILADELPHIA                                    PHILADELPHIA                   PENNSYLVANIA                   19109
- ----------------------------------------------------------------------------------------------------------------------------------
### EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

  To engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the
  Business Corporation Law, Act of May 5, 1933.  P.L., 364, as amended other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the Business Corporation Law, Act of May 5, 1933, P.L. 364, as
  amended.









(ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
- ----------------------------------------------------------------------------------------------------------------------------------
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall Have Authority to Issue:
040 Number and Class of Shares          041 Stated Par Value Per      042 Total Authorized Capital       ### Term of Existence
                                        Share if Any
10,000,000 shares of Common Stock            $.01                               $100,000                      Perpetual
- ----------------------------------------------------------------------------------------------------------------------------------
The Name and Address of Each Incorporator, and the Number and Class of Shares Subscribed to by Each Incorporator

                                        061, 062
  060 Name                              063, 064 Address         (Street, City, State, Zip Code)         Number & Class of Shares
- ----------------------------------------------------------------------------------------------------------------------------------
  Judith P. Matour                      3000 Two Logan Square, 18th and Arch Streets                     One (1) share of
                                        Philadelphia, PA  19103-2799                                     Common Stock
- ----------------------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------------------------

                                                  (ATTACH 8 1/2 x 11 SHEET IF NECESSARY)
- ----------------------------------------------------------------------------------------------------------------------------------

     IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND SEALED THE ARTICLES OF INCORPORATION
     THIS      22nd      DAY OF              MAY            1989
          --------------        ---------------------------   --

                                                                           /s/ Judith P. Matour
- -------------------------------------------------------          -----------------------------------------------------------------
                                                                           Judith P. Matour, Incorporator
- -------------------------------------------------------          -----------------------------------------------------------------

- ----------------------------------------------------------------------------------------------------------------------------------
                                                       - FOR OFFICE USE ONLY -
- ----------------------------------------------------------------------------------------------------------------------------------
030 FILED                               002 CODE            003 REV BOX         SEQUENTIAL NO.      100 MI## FILE NUMBER
                                                                                                         3940  525
          MAY 23  1989                  ------------------------------------------------------------------------------------------
                                        REVIEWED BY         004 SICC            AMOUNT              001 CORPORATION NUMBER
     /s/ James J. Haggerty
                                        ------------------
                                        DATE APPROVED                           $                        1509181
  Secretary of the Commonwealth
       Department of State              ------------------------------------------------------------------------------------------
  Commonwealth of Pennsylvania          DATE REJECTED       CERTIFY TO          INPUT BY            LOG IN         LOG IN (REFILE)

                                                            / /REV.
                                        ------------------                      --------------------------------------------------
                                        MAILED BY DATE      / /L & I            VERIFIED BY         LOG OUT        LOG OUT (REFILE)

                                                            / /OTHER
- ----------------------------------------------------------------------------------------------------------------------------------
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1.   The following provisions shall regulate the status of the corporation as a close corporation:

     (a)  (Strike out (i) or (ii) below, whichever is not applicable.)

          (i) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than ________________________ persons.
                    (NUMBER NOT TO EXCEED)

          (ii) All of the issued shares of the corporation of all classes, exclusive of treasury shares, shall be held of record by not more than the smaller of twenty-five "shareholders" within the meaning of Subchapter S of the Internal Revenue Code of 1954, as amended, or 30 persons.

     (b) All of the issued shares of all classes of the corporation shall be subject to one or more of the restrictions on transfer permitted by section 613.1 of the Business Corporation Law (15 P.S.
          Section 1618.1).

     (c) The corporation shall make no offering of any of its shares of any class which would constitute a "public offering" within the meaning of the Securities Act of 1933, as amended.

2. (Optional: BCL Section 372B) A person (other than an estate) who is not an "individual" or who is a "non-resident alien." In either case within the meaning of the Internal Revenue Code of 1954, as amended ("Code"), shall not be entitled to be a holder of record of shares of the corporation. Only a person whose consent is currently in effect to the election of the corporation to be treated as an electing small business corporation under Subchapter S of the Code and a shareholder who has not affirmatively refused to consent to the election within sixty days after he acquires his stock, shall be entitled to be a holder of record of shares of the corporation.

3. (Optional: BCL Section 362) The business and affairs of the corporation shall be managed by the shareholders of the corporation rather than by a board of directors.

4. (Optional: BCL Section 376B) The status of the corporation as a "close corporation" within the meaning of the Business Corporation Law shall not be terminated without the affirmative vote or written consent of (all holders of) (shareholders holding ________________________________ of the)
                                        (FRACTION AT LEAST TWO-THIRDS)
     shares of all classes of the corporation.

5. (Optional: BCL Section 364B) (Any shareholder) (shareholders holding _____________________ of the shares) of the corporation may apply for the
          (FRACTION)
     appointment of a provisional director of the corporation in the manner and upon the circumstances provided by statute.

6. (Optional: BCL Section 386) (Any shareholder) (shareholders holding _____________________ of the shares) of the corporation shall have the
          (FRACTION)
     right at will to cause the corporation to be dissolved by proceeding in the manner provided by statute.